Exhibit 99.5

Lock-Up Agreement

June 27, 2023

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

The undersigned understands that you, as the representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with GEN Restaurant Group, Inc., a Delaware corporation (the “Company”), relating to a proposed offering (the “Offering”) of shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”). The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement (this “Lock-Up Agreement”) in conducting the Offering and entering into the Underwriting Agreement and underwriting arrangements contemplated thereby with the Company and GEN Restaurant Companies, LLC (“GEN LLC”) with respect to the Offering. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the foregoing, and in order to induce you to participate in the Offering, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), the undersigned will not, subject to the provisions contained herein, during the period (the “Lock-Up Period”) beginning on the date hereof and continuing through the close of trading on the date that is 180 days after the date of the final prospectus relating to the Offering (the “Final Prospectus”), (1) offer, pledge, hypothecate, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, grant any security interest in, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including without limitation, (a) shares of the Company’s Class B common stock, par value $0.001 per share, (b) membership interests in GEN LLC, (c) shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), and (d) any Company securities which may be issued upon exercise of any stock option or warrant, or upon conversion of any convertible note), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock, or (4) publicly announce an intention to effect any transaction specified in any of clauses (1), (2) or (3) above.

The foregoing paragraph shall not be deemed to restrict or prohibit the undersigned from establishing a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the sale or transfer of Common Stock, provided that such plan does not provide for any sales, transfers or other dispositions of Common Stock during the Lock-Up Period, and provided, further, that no filing by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection therewith during the Lock-Up Period.

Notwithstanding the foregoing, the restrictions set forth above shall not apply to (a) transfers (i) as a bona fide gift or gifts or charitable contribution, or for bona fide estate planning purposes, (ii) to any immediate family member or other dependent of the undersigned, or (iii) to any trust for the direct or indirect benefit of the undersigned or one or more members of the immediate family of the undersigned, (b) dispositions by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or one or more members of the immediate family of the undersigned, (c) distributions to partners, members, or direct or indirect shareholders or any other direct or indirect equity owner of the undersigned (including, without limitation, to any entity or entities that directly or indirectly control, or are under common control with, the undersigned), (d) dispositions to any corporation, partnership, limited liability company, trust or other entity in which the undersigned and/or any member of the immediate family of the undersigned directly or indirectly owns a beneficial ownership interest, or dispositions to any corporation, partnership, limited liability company, trust or other entity which manages, or that is controlled or managed by or is under common control or management with, the undersigned (including, without limitation, to any investment company or entity that manages, or that is controlled or managed by or is under common control or management with, the undersigned), (e) transfers or dispositions by operation of law, including pursuant to an order of a court or government agency (including a qualified domestic order) or regulatory agency, (f) the exercise of any option or warrant, or conversion of any convertible note (but not the sale of any Common Stock received on the exercise or conversion thereof) and transfers of Common Stock or other Company securities subject to this Lock-Up Agreement to the Company in full or partial payment of the exercise price for options or warrants to purchase shares of the Common Stock, or to the Company for full or partial payment of taxes required to be paid upon the exercise of options or warrants to purchase shares of the Common Stock, or upon the vesting of restricted shares or restricted stock units, (g) transfers of Common Stock or other Company securities subject to this Lock-Up Agreement pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock involving a “change of control” (as defined below) of the Company occurring after the consummation of the Offering; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s shares of the Common Stock shall remain subject to the terms of this Lock-Up Agreement, (h) to the Company or any of its subsidiaries in connection with any purchase of membership interests of GEN LLC from the undersigned, by the Company or any of its subsidiaries with the net proceeds of the Offering, (i) pursuant to any sale, transfer or exchange of membership interests in GEN LLC to the Company in connection with, and as contemplated by, the Reorganization (as such term is defined in the preliminary prospectus included in the Registration Statement under the section “Organizational Structure”), including, without limitation, any purchase by the Company of shares of Common Stock or membership interests of GEN LLC, as the case may be, or (j) pursuant to any exchange of membership interests of GEN LLC for a corresponding number of shares of Common Stock in accordance with the GEN LLC Agreement (as defined in the Registration Statement), which will become effective on or prior to the consummation of the Offering, in connection with the Reorganization; provided, however, that in the case of a transfer pursuant to clauses (a), (c), or (d) above it shall be a condition to the transfer that the transfer not involve a disposition for value; provided, further, that in the case of a transfer pursuant to clauses (a), (c) or (d) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement (and in the case of a transfer pursuant to clause (e), the undersigned shall use its reasonable efforts to have the transferee execute an agreement stating that the transferee is receiving and holding the securities pursuant to the provisions of this Lock-Up Agreement); provided, further, that in the case of a transfer pursuant to clauses (c) and (d) above, no filing under Section 16(a) of the Exchange Act, reporting such transfer shall be required or shall be voluntarily made during the Lock-Up Period (other than any required Form 5 filing after the end of the calendar year in which such transaction occurs); provided, further, that (i) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in the beneficial ownership of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) by the undersigned during the Lock-Up Period (and which transfer is otherwise permitted pursuant to this paragraph), the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above and that such shares of Common Stock remain subject to the restrictions set forth herein, and (ii) in the case of the exchange of membership interests as set forth in clause (j), no filing under Section 16(a) of the Exchange Act will be required to be made during the Lock-Up Period reporting a reduction in beneficial ownership of the undersigned. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin. For purposes of this Lock-Up Agreement, “change of control” shall mean any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, would become the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of total voting power of the voting stock of the Company (or the surviving entity).

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to, or reasonably expected to, lead to or result in a sale, transfer or other disposition of shares of Common Stock even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares (but excluding, for the avoidance of doubt, any broad-based market basket or index).

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar or depositary against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representative will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In the event that, during the Lock-Up Period, the Representative releases or waives any prohibition set forth in this Lock-Up Agreement (or in any similar lock-up agreement) on the transfer of Common Stock or other Company securities held by any securityholder of the Company owning, directly or indirectly, more than 1% of the shares of Common Stock issued and outstanding immediately prior to the Offering, an amount of Common Stock and other Company securities subject to this agreement representing the same percentage of the total number of outstanding Common Stock and other Company securities subject to this agreement and held by the undersigned as the percentage of the total number of outstanding Common Stock and other Company securities held by such other person or entity that are the subject of such release or waiver shall be immediately and fully released on the same terms from the applicable prohibitions set forth herein. The Representative shall promptly notify the Company and the undersigned of any such release.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Offering, except as set forth herein, and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically, and without any action on the part of any other party, terminate and the undersigned shall be released from all obligations under this Lock-Up Agreement upon the earliest to occur of (i) July 31, 2023 if the Underwriting Agreement has not been executed by such date (provided that the Company may by written notice to the undersigned prior to July 31, 2023, extend such date for a period of up to an additional three months), (ii) the Underwriting Agreement being terminated following execution thereof (other than the provisions which survive termination) prior to payment for and delivery of the securities to be sold thereunder, (iii) prior to the execution of the Underwriting Agreement, if the Company, on the one hand, or the Representative, on the other hand, notifies the other party in writing that it does not intend to proceed with the Offering, or (iv) the Registration Statement filed with the SEC in connection with the Offering is withdrawn.

Any signature to this Lock-Up Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned irrevocably (i) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan and the United States District Court for the Southern District of New York, for the purpose of any suit, action, or other proceeding arising out of this Lock-Up Agreement (each a “Proceeding”), (ii) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) agrees not to commence any Proceeding other than in such courts, and (v) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

Very truly yours,

(Name of Stockholder - Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

(Title of Signatory if Stockholder is an entity -Please Print)

Address:

[Signature Page to Lock-Up Agreement]